Exhibit 10.2

Annexe 1a

Guaranty (unsecured)

Guaranty, in favor of

CREDIT SUISSE, a Swiss banking corporation

(together with its successors and assigns, hereinafter the “Bank”), made by the undersigned1

Kyphon Inc., a corporation organized under the laws of the State of Delaware, U.S.A., having its principal business office at Sunnyvale, California, U.S.A.

(hereinafter “Guarantor”) in respect of2

Kyphon Sàrl, rue du Puits-Godet 12/12a, 2000 Neuchâtel, Switzerland

(hereinafter “Borrower”).

1. Guaranty. (a) For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor (if more than one, jointly and severally) hereby unconditionally guarantees to the Bank the punctual payment when due (whether at scheduled maturity or by acceleration, prepayment, demand or otherwise) of any and all Obligations (as hereafter defined) of the Borrower to the Bank, together with interest, discount, commissions, charges, expenses, attorneys’ fees and disbursements and all other expenses and costs incurred by the Bank in connection therewith or in connection with enforcing this Guaranty or any agreement, covenant or condition in any instrument, writing or contract relating to any Obligations, including any extension, modification, substitution or renewal of the same, or in collecting any Obligations in any bankruptcy, insolvency or other proceeding and in any judicial or non-judicial foreclosure action (whether or not any lawsuit is filed), or in connection with any payment hereunder being challenged as a preference (collectively, “Interest, Costs and Expenses”). Guarantor acknowledges that it owns a substantial percentage of the shares of the Borrower, that it will receive substantial direct and/or indirect benefits from the Obligations and that its undertakings and waivers hereunder are knowingly made in contemplation of such benefits. All of the Obligations to which this Guaranty applies or might apply in the future shall be conclusively presumed to have been created, contracted or incurred in reliance hereon.

(b) The word “Obligations” includes any and all (i) extensions or issuance by the Bank of loans, advances or other credits or accommodations (including any letter of credit) to, or for the account of, the Borrower, (ii) discounts by the Bank for, or purchase by the Bank from, the Borrower of notes, bonds, debentures, bills, drafts, checks, or other negotiable instruments, (iii) extensions by the Bank to the Borrower of overdrafts, or the continuance of existing overdrafts, (iv) exchange contracts or precious metal contracts entered into by the Bank with or for the account of the Borrower, (v) obligations of the Borrower vis-à-vis the Bank based on leasing agreements, and (vi) payments by the Bank of or on account of any obligation of the Borrower to another person or entity; in each case whether now or hereafter existing and whether or not the claim is reduced to judgment, liquidated, unliquidated, fixed, matured, disputed, legal, equitable, secured or unsecured.

2. Maximum Aggregate Liability of Guarantor; Payments. Anything herein to the contrary notwithstanding, the maximum aggregate liability of Guarantor to the Bank at any time hereunder shall not exceed the total of (i) the principal sum of Swiss Francs (CHF) 11’000’000.00 (eleven millions), plus (ii) all Interest, Costs and Expenses. Notwithstanding the same, the Obligations of the Borrower to the Bank may exceed at any time and from time to time the maximum aggregate amount of liability of Guarantor hereunder without impairing this Guaranty. Guarantor agrees to make all payments hereunder at the Branch of the Bank at Zürich, Switzerland, in Swiss Francs (or, in case payment is made or judgment entered in any other currency, at the then-current rate of exchange, as determined by the Bank). Guarantor agrees that, whenever at any time it shall make any payment to the Bank on account of its obligations hereunder, it will notify the Bank in writing that such payment is made under this Guaranty for such purpose, and that any other payments received by the Bank, whether from the Borrower or from the proceeds of any collateral for the Obligations or otherwise, may be applied by the Bank upon any amounts owed to the Bank in such order and manner as the Bank may determine in its sole discretion. Any and all payments by Guarantor shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liability with respect thereto, excluding taxes incurred by the Bank as a result of income earned on the Obligations.

3. Nature of Guaranty; Waivers of Defenses. The obligations of Guarantor hereunder shall be irrevocable, absolute and unconditional, absolute and continuing (and shall be discharged only by way of payment), and shall be in addition to and independent of any existing or future guarantees. Guarantor hereby irrevocably waives any defenses relating to: (i) the

[1]	If an individual, insert name and address. If a partnership, insert name and add "a partnership having its principal business office at ………………". If a corporation, insert name and add "a corporation organized under the laws of the State of ……. having its principal business office at …………………."
[2]	Specify name, address, form of legal entity and place of registered office of Borrower.

genuineness, validity, regularity or enforceability of the Obligations or any instrument evidencing any Obligations, (ii) the existence, validity, enforceability, perfection or extent of any collateral therefor or by any other events, occurrences or circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety (except for defenses of payment), (iii) any present or future law or order of any government or agency thereof purporting to vary the terms hereof or affect any obligations under the Obligations, (iv) any action taken by the Bank in the exercise of any right, power or remedy or any failure or omission on the part of the Bank to enforce any right, power or remedy, including any action (or failure to act) to protect, secure, perfect or insure any security interest or any property subject hereto or to exhaust or elect any remedy or right of set-off or counterclaim against or in respect of the obligations of Guarantor hereunder, (v) failure of consideration or fraudulent inducement, (vi) any defenses the Borrower may now or hereafter have to payment of the Obligations, and (vii) any other circumstance whatsoever (with or without notice to or knowledge by Guarantor and including, without limitation, any statute of limitations or the existence of or reliance on any representation or warranty by the Bank) which may in any manner vary the risks or affect the liability of Guarantor hereunder or otherwise constitute a defense available to, or legal or equitable discharge of, a surety or guarantor. Guarantor agrees that the Bank may resort to Guarantor for payment of any Obligations after any default by the Borrower that has incurred the Obligations, whether or not the Bank shall have resorted to any collateral security, or shall have proceeded against any other obligor principally or secondarily obligated with respect to any Obligations. This Guaranty constitutes a guarantee of payment when the same shall become due and payable and not of collection. In the event that any payment of the Borrower in respect of any of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable hereunder with respect to such Obligations upon such return as if such payment had not been made.

4. Duration of Guaranty. This Guaranty is a continuing guaranty and shall remain in full force and effect and be binding on and enforceable against Guarantor as well as Guarantor’s legal representatives, heirs, successors and permitted assigns, if any, notwithstanding (if the undersigned is an individual) the death of Guarantor until all Obligations have been repaid and all liabilities of the undersigned hereunder have been fulfilled, and the Bank may continue to act in reliance hereon; provided, however, that Guarantor may revoke the Guaranty with respect to future Obligations at any time prior to the extension of such Obligations by notice of revocation of Guarantor to the Bank, effective three Swiss banking business days after receipt of such notice by the Bank at its office in Zürich, Switzerland or upon such later date as may be specified in such notice. Upon revocation, the Guaranty shall remain in force as to the Obligations incurred prior to the revocation date notwithstanding: (i) that the term of such Obligations may extend beyond the revocation date; (ii) that the Obligations may be modified, renewed, compromised or discharged prior to the revocation date; (iii) the invalidity of an Obligation for any reason other than as a result of non-payment and non-performance or any other action or non-action on the part of the Bank; and (iv) to the fullest extent permitted by law, any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety other than as a result of non-performance and any other action or non-action on the part of the Bank.

5. Consents, Renewals, Additional Waivers. Guarantor authorizes the Bank, at any time and from time to time, either before or after the maturity of the Obligations, without notice to, demand or further consent of Guarantor, to extend the time of payment of the Obligations, and may make agreement with the Borrower with regard to any Obligations for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof, without in any way impairing or affecting this Guaranty. Guarantor waives (i) notice of the acceptance of this Guaranty and the granting of any Obligations, (ii) any requirement of diligence, promptness, presentment, demand of payment, protest, (iii) any notice of nonpayment, protest, acceleration, dishonor or sale of collateral security, (iv) any and all other notices and demands whatsoever, (v) any requirement that the Bank exhaust any right, power or remedy or proceed or take any action against the Borrower or any other person under any credit arrangement or any other guarantee of, or security for, any of the Obligations, (vi) any obligation on the part of the Bank to inspect, preserve or maintain any collateral or other security that the Bank may now have or hereafter acquire in connection with the Obligations, (vii) any requirement that the Bank protect, secure, perfect or insure any lien or security interest or any property subject thereto, (viii) any obligation on the part of the Bank to monitor, control or see to the use of any monies advanced to the Borrower, and (ix) any and all right to receive reports or other information the Bank may have relating to the Borrower.

6. No Waiver; Cumulative Rights. No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, remedy or power hereunder preclude any other or future exercise by the Bank of any right, remedy or power. Each and every right, remedy and power hereby granted to the Bank or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Bank from time to time.

7. General Lien and Right of Set-Off. Guarantor hereby grants to the Bank a general lien upon, and right of set-off against, all monies, securities, instruments and other property or rights of Guarantor now or hereafter in the possession of or under the control of or on deposit with the Bank or any office, agency or affiliate of the Bank, whether held in a general or special account, or for safekeeping, custody or otherwise; and every such lien and right of set-off may be exercised without demand upon, or notice to, Guarantor until the obligations of Guarantor hereunder are paid in full.

8. Representations and Warranties. Each Guarantor that is a corporation represents as of the date hereof that: (i) it is duly organized and validly existing under the law of the jurisdiction of its incorporation and has full power and legal right to execute and deliver this Guaranty and to perform the provisions of this Guaranty on its part to be performed; (ii) its execution, delivery and performance of this Guaranty have been and remain duly authorized by all necessary corporate action and do not conflict with or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any agreement or instrument to which it is a party or by which it is bound; and (iii) this Guaranty has been duly executed and delivered on behalf of Guarantor and constitutes the valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights. Each Guarantor who is a married individual represents that recourse may be had against his/her separate property as well as all community property for all of his/her obligations under this Guaranty.

9. Entire Agreement; Assignment; Severability. This Guaranty is intended as the final expression of the agreement between the parties and the complete and exclusive statement of the terms of the Guaranty. No oral representations or agreement by the Bank, and no parol evidence of any nature may be used to supplement or modify its terms. Guarantor may not assign this instrument or any rights of powers hereunder or delegate any liabilities or obligations hereunder without the prior written consent of the Bank. The Bank may assign this instrument or any rights or powers hereunder, with any and all of the underlying Obligations. If any part or parts of this Guaranty shall at any time be held to be invalid or unenforceable by a court of competent jurisdiction, the remaining part or parts of the Guaranty shall be and remain in full force and effect.

10. Governing Law; Non-Exclusive Jurisdiction; Waiver of Jury Trial. This Guaranty and all rights, obligations and liabilities hereunder shall be governed by and construed in accordance with the laws of, and Guarantor expressly submits to the non-exclusive jurisdiction of, the State of Delaware, U.S.A. Both Guarantor and the Bank waive trial by jury in any action, proceeding, claim or counterclaim brought by either party in connection with any matter arising out of or related to this Guaranty or the relationship of the Bank and Guarantor hereunder.

11. Use of Singular; Notices to Guarantor. If more than one person shall execute this Guaranty, the singular shall include the plural and the terms “undersigned” and “Guarantor” shall mean all persons signing this Guaranty, and each of them shall be jointly and severally obligated hereunder. All communications from the Bank are deemed to be legally valid if they are sent to the last address notified by Guarantor in writing to the Bank.

IN WITNESS WHEREOF, Guarantor has executed and delivered, or caused its duly authorized officer to execute and deliver, this instrument (signed and sealed, in the case of a corporation) as of the date below.

Sunnyvale, California, U.S.A. 26 May 2006 Place, date

KYPHON INC.	By:	/s/ Arthur T. Taylor
Authorized Signatory

		Name:	Arthur T. Taylor

		Title:	Chief Operating Officer, Chief Financial Officer & Treasurer

	By:	/s/ David M. Shaw
Authorized Signatory

		Name:	David M. Shaw

		Title:	V.P. Legal Affairs, General Counsel & Secretary

(Corporate Seal)

Attest:

/s/ Kristin A. Stokan

Kristin A. Stokan, Director Treasury & Tax